Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:     William P. Hornby, CPA

whornby@centurybank.com

Phone:         781-393-4630

Fax:             781-393-4071

CENTURY BANCORP, INC. ANNOUNCES QUARTERLY DIVIDEND DECLARED

Medford, MA, September 14, 2021—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced that the Company’s Board of Directors voted a regular quarterly dividend of 18.00 cents ($0.18) per share on the Company’s Class A common stock, and 9.00 cents ($0.09) per share on the Company’s Class B common stock. The dividends were declared payable October 15, 2021 to shareholders of record on October 1, 2021.

About Century Bancorp, Inc.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-eight full-service branches in the Greater Boston area and Southern New Hampshire, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which includes among other things, the ability of the Company and Eastern to satisfy the conditions set forth in the Agreement and Plan of Merger and disruptions to the Company’s business during the pendency of the proposed merger. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, which are included in more detail in the Annual Report on Form 10-K, as updated by Quarterly Reports on Form 10-Q and other filings submitted to the SEC. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.